UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Secured Promissory Note and Loan Agreement

As disclosed in a Current Report on Form 8-K filed by TuHURA Biosciences, Inc. (the “Company”) on October 31, 2025, the Company previously entered into a Secured Promissory Note and Loan Agreement, dated October 27, 2025 (the “Loan Agreement”), with the Matthew Nachtrab Revocable Trust dated 12/18/2014 (the “Lender”). Pursuant to the terms of the Loan Agreement, the Lender agreed to make loans to the Company in an aggregate principal amount of up to $3.0 million (the “Loans”) during a 30-day availability period beginning on the date of the Loan Agreement (the “Availability Period”). The Lender advanced the first Loan to the Company in the amount of $1.5 million simultaneously with the execution of the Loan Agreement (the “First Loan”).

On December 2, 2025, the Company and Lender entered into an amendment to the Loan Agreement (the “Amendment”) pursuant to which (i) the Lender agreed to extend the Availability Period to December 5, 2025 and (ii) the Company and Lender agreed that warrants issuable to the Lender under the Loan Agreement would consist of a warrant to purchase 150,000 shares of Company common stock for each $1.5 million of funds borrowed under the Loan Agreement (including under the First Loan), prorated for borrowings less than $1.5 million. Except for the foregoing, the Amendment included no further changes to the original Loan Agreement.

Following the execution of the Amendment, on December 2, 2025, the Company borrowed an additional $1.5 million from the Lender under the Loan Agreement (the “Second Loan”), which resulted in aggregate Loans of $3.0 million made to the Company under the Loan Agreement. On the same date, the Company issued to the Lender an additional warrant to purchase an aggregate of 234,783 shares of Company common stock at an exercise price of $1.81 per share (the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of issuance), consisting of 84,783 shares as a result of the First Loan and 150,000 shares as a result of the Second Loan. Such warrant will expire two years from the issuance date thereof.

The foregoing description of the Amendment is summary in nature and is qualified by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No

10.1 Amendment to Secured Promissory Note and Loan Agreement

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	December 5, 2025	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer